SECOND AMENDMENT AND WAIVER

           SECOND AMENDMENT AND WAIVER dated as of August 28, 2002 but effective as of August 19, 2002 (this “Agreement”) to the Credit Agreement, dated of October 31, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among RECOTON CORPORATION, a New York corporation (“Recoton”), INTERACT ACCESSORIES, INC., a Delaware corporation, RECOTON AUDIO CORPORATION, a Delaware corporation, AAMP OF FLORIDA, INC., a Florida corporation, RECOTON HOME AUDIO, INC., a California corporation, RECOTON ACCESSORIES, INC., a Delaware corporation, and RECOTON MOBILE ELECTRONICS, INC., a Delaware corporation (collectively with Recoton, the “Borrowers”), the Guarantors identified therein, and the lenders from time to time a party thereto (the “Lenders”), and JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank), a New York banking corporation, as Administrative Agent to the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

R E C I T A L S:

           WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent are parties to the Credit Agreement pursuant to which the Lenders have made loans and other financial accommodations for the benefit of the Borrowers and Guarantors;

           WHEREAS, the Borrowers have requested that the Lenders agree to amend and waive certain provisions of the Credit Agreement; and

           WHEREAS, the Lenders have agreed to amend and waive certain provisions of the Credit Agreement as specifically set forth herein;

           NOW, THEREFORE, it is agreed as follows:

          SECTION 1. LIMITED WAIVERS

           1.1 Existing Defaults. The Borrowers acknowledge and agree that an Event of Default under the Credit Agreement has occurred as a result of the occurrence and continuance of "Events of Default" under the terms of the Senior Loan Agreement as specified in Waiver and Amendment No. 6 dated as of August 28, 2002 to the Senior Loan Agreement (the "Senior Waiver and Amendment No. 6").

           1.2 Limited Waiver and Standstill. Effective as of the Effective Date (as defined herein), the Lenders hereby (i) waive any Event of Default arising as a result of the occurrence of the “Existing Defaults” or “Expected Defaults” specified in the Senior Waiver and Amendment No. 6, (ii) agree that until the Deferred Interest Payment Date, none of them shall exercise any rights or remedies they may have under the Credit Agreement, applicable law or otherwise against any of the Borrowers or Guarantors or their respective assets on account of any Event of Default currently existing under the Credit Agreement and on account of any Event of Default under the Credit Agreement that may occur at any time hereafter (the “Deferred Interest Standstill”) and (iii) agree that until the Deferred Interest Payment Date, none of them shall be entitled to give any Subordinated Debt Default Notice (as such term in defined in the Subordination Agreement) under the Subordination Agreement; provided, that this Deferred Interest Standstill shall cease to be of any force or effect as provided in Section 6 below.

           1.3 Applicability. The foregoing limited waivers shall not apply to any other provisions of the Credit Agreement or any other periods.

          SECTION 2. AMENDMENTS TO THE CREDIT AGREEMENT

           2.1 Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions into such Section in their proper alphabetical order:

"Deferred Interest Payments": as defined in Section 2.6(c).

"Deferred Interest Payment Date": February 4, 2003.

"Financial Advisor": Zolfo Cooper, LLC, or another nationally recognized firm specializing in the provision of financial advisory services, reasonably satisfactory to the Lenders.

"Second Amendment and Waiver": the Second Amendment and Waiver, dated as of August 28, 2002, among Recoton Corporation, InterAct Accessories, Inc., Recoton Audio Corporation, AAMP of Florida, Inc., Recoton Home Audio, Inc., Recoton Accessories, Inc., Recoton Mobile Electronics, Inc., the Guarantors identified herein, the lenders from time to time a party hereto and JPMorgan Chase Bank, as administrative agent.

           2.2 Amendment to Section 2.6 of the Credit Agreement.

                      (a) Section 2.6(a) of the Credit Agreement is hereby amended by deleting the phrase "the ABR plus 5.75%" and substituting therefor "14%".

                      (b) Section 2.6(b) of the Credit Agreement is hereby amended by deleting the phrase "ABR plus 7.75%" and substituting therefor "16%".

                      (c) Section 2.6(c) of the Credit Agreement is hereby amended by adding the following proviso the end of such section: “; provided that, subject to the terms of the Second Amendment and Waiver, interest on the Loans that would otherwise be due and payable on any Interest Payment Date after July 31, 2002, through and including January 31, 2003 (collectively, the “Deferred Interest Payments”) shall instead be due and payable in full on the Deferred Interest Payment Date.

           2.3 Amendments of Schedules to the Credit Agreement.

                      (a) Schedule 3.1(A) of the Credit Agreement is hereby amended in its entirety to read as set forth on Schedule I attached to the Senior Waiver and Amendment No. 6.

                      (b) Schedule 3.5 to the Credit Agreement is hereby amended in its entirety to read as set forth on Schedule II attached to the Senior Waiver and Amendment No. 6.

                      (c) Schedule 6.4(e) to the Credit Agreement is hereby amended in its entirety to read as set forth on Schedule III attached to the Senior Waiver and Amendment No. 6.

           SECTION 3. CERTAIN COVENANTS AND AGREEMENTS

           3.1 Amendment Fee. Upon the Effective Date, the Lenders shall have earned a fee payable by Recoton in the amount of $500,000 (the “Amendment Fee”), which Amendment Fee shall be due and payable on the Deferred Interest Payment Date; provided, that such Amendment Fee will be deemed paid and satisfied in full if (x) on such date, no Default or Event of Default shall have occurred and be continuing, and (y) the Borrowers shall have paid the Lenders (or the Administrative Agent on behalf of the Lenders) (i) an amount equal to $300,000 on account of the Amendment Fee and (ii) the Deferred Interest Payments, plus interest at 14% per annum on such Deferred Interest Payments from the date each such Deferred Interest Payment would have otherwise been due but for the provisions of this Agreement to the Deferred Interest Payment Date.

           3.2 Amendment to Warrant Agreements.

                      (a) The exercise price of all the warrants issued to the Lenders under or in connection with the Credit Agreement or prior credit agreements to which a Lender and Recoton were party (the “Lender Warrants”) will be adjusted to $0.01 per share of fully-paid, non-assessable common stock of Recoton (the “Common Stock”), and the expiration date for the Lender Warrants will be extended for two years beyond their expiration dates as in effect on the Effective Date, all pursuant to documentation in form and substance satisfactory to the Lenders, it being understood that any shares issuable upon the exercise of the Lender Warrants shall be issued from the treasury of Recoton and Recoton agrees to maintain an adequate number of treasury shares to effect such issuance.

                      (b) The Lenders hereby waive any entitlement that they may have to any adjustment in the number of shares issuable and/or the purchase price to be paid under any existing warrants issued to them which may otherwise arise based on the repricings as of the date of this Agreement of warrants previously issued to (i) the holders of the securities issued under the Securities Purchase Agreement dated as of February 4, 1999 between Recoton Corporation and the purchasers thereof and (ii) the Lenders under the Credit Agreement and prior credit agreements between Recoton and the Lenders thereunder.

           3.3 Financial Advisor. Recoton shall have retained as of the Effective Date, and shall at all times thereafter, maintain the employment of a Financial Advisor (x) whose duties will include, among other matters, oversight responsibility for the disposition of assets outside the ordinary course of business, communication with the Lenders on no less than a bi-weekly basis (or such less frequent basis as the Required Lenders otherwise agree) on all matters concerning Recoton’s business, operations and financial performance as may be requested by the Lenders and the preparation of a Business Plan (as defined below), and (y) who shall report directly to Recoton’s board of directors or any committee comprised primarily of independent directors designated by the board of directors for such purpose.

           3.4 Reporting; Business Plan. Recoton, in cooperation with the Financial Advisor, shall deliver to the Lenders all reports, business plans and other similar documents delivered to the Senior Lenders, including any Rolling Cash Flow Budgets or other reports delivered pursuant to Section 3 of the Senior Waiver and Amendment No. 6, provided that notwithstanding the terms of the Senior Loan Documents, the Borrowers shall deliver no later than September 9, 2002 to the Administrative Agent, a copy of a business plan, in form, detail and substance acceptable to the Administrative Agent (the “Business Plan”), for the Borrowers and their Subsidiaries for the calendar years 2002 and 2003, which Business Plan shall, among other things, set forth a strategy for the repayment of the Obligations.

           SECTION 4. REPRESENTATIONS AND WARRANTIES

           Each Loan Party hereby represents and warrants to the Administrative Agent and each Lender that after giving effect to this Agreement:

                      (a) No Default or Event of Default has occurred and is continuing on and as of the date hereof;

                      (b) The representations and warranties of the Borrowers and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a different date; and

                      (c) The execution and delivery by the Loan Parties of this Agreement and the performance by the Loan Parties of all of their respective agreements and obligations under this Agreement and the Credit Agreement as waived and amended hereby, respectively, are within the power and authority of the Loan Parties and have been duly authorized by all necessary action on the part of the Loan Parties, and that the execution and delivery by the Loan Parties, of this Agreement and the performance by each of the transactions contemplated hereby will not contravene any term or condition set forth in any material agreement or instrument to which each is a party or by which each is bound.

           SECTION 5. EFFECTIVENESS AND CONDITIONS PRECEDENT

           This Agreement shall become effective as of August 19, 2002 (the “Effective Date”), upon the satisfaction of all of the following conditions precedent:

                      (a) Receipt by the Administrative Agent of counterparts of this Agreement, duly executed by the Loan Parties, the Administrative Agent and the Lenders;

                      (b) The Borrowers shall have paid all of the Lenders' out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of legal counsel) in connection with this Amendment for which invoices have been presented;

                      (c) Receipt by the Administrative Agent of a favorable opinion of counsel to the Borrowers, in form and substance satisfactory to the Administrative Agent, as to due authorization, execution, and delivery of this Agreement, the enforceability thereof and such other matters as may be reasonably requested by the Administrative Agent; and

                      (d) The Borrowers and/or Recoton, as applicable, and all the holders of the Subordinated Debt shall have entered into agreements reasonably satisfactory to the Administrative Agent providing for the deferral of any and all cash payments with respect to the Subordinated Debt until after January 31, 2003.

           SECTION 6. DEFAULT, RIGHTS AND REMEDIES

           The waivers and amendments and standstill agreement contained in Sections 1 and 2 above shall immediately expire and be of no further force or effect if at any time prior to the Deferred Interest Payment Date the Obligations (as such term is defined in the Senior Loan Agreement) under the Senior Loan Agreement become due and payable as a result of the acceleration thereof or the Senior Agent or any Senior Lender initiates the exercise of remedies under any Senior Loan Document on account of the occurrence of a default or event of default thereunder. (For purposes of the provision contained in the immediately preceding sentence, all Obligations under the Senior Loan Agreement as amended by the Senior Waiver and Amendment No. 6, shall constitute Senior Debt as such term is defined in the Credit Agreement.) The default in the performance or compliance by any Loan Party with any term contained in this Agreement shall constitute an immediate Event of Default pursuant to Section 7.1(c) of the Credit Agreement.

           SECTION 7. RELEASE

           As of the Effective Date, Recoton shall be deemed to have released each of the Lenders and their respective officers, directors, employees, agents, attorneys and advisors, from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies and liabilities of every kind and nature arising from or in any way related to the negotiation, execution, delivery and performance of this Agreement or the transactions contemplated hereby.

           SECTION 8. STATUS OF LOAN DOCUMENTS

                      (a) This Agreement is limited solely for the purposes and to the extent expressly set forth herein, and, except as expressly provided hereby, (i) the terms, provisions and conditions of the Loan Documents and (ii) the Liens granted under the Loan Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.

                      (b) No consent or amendment of any terms or provisions of the Credit Agreement made hereunder shall relieve the Loan Parties from complying with any other term or provision of the Credit Agreement or any other Loan Document.

           SECTION 9. MISCELLANEOUS

           9.1 No Waiver, Cumulative Remedies. No failure or delay or course of dealing on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lenders would otherwise have. No notice to or demand on the Loan Parties in any case shall entitle the Loan Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

           9.2 Headings Descriptive. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision.

           9.3 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

           9.4 Counterparts. This Agreement may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each of Recoton and the Administrative Agent.

           SECTION 10. GOVERNING LAW

           THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS:	RECOTON CORPORATION

By: /s/ Arnold Kezsbom
Name: Arnold Kezsbom
Title:   Senior Vice President - Finance

INTERACT ACCESSORIES, INC.
RECOTON AUDIO CORPORATION
AAMP OF FLORIDA, INC.
RECOTON HOME AUDIO, INC.
RECOTON ACCESSORIES, INC.
RECOTON MOBILE ELECTRONICS, INC.

By: /s/ Arnold Kezsbom
Name: Arnold Kezsbom
Title: Vice President

GUARANTORS:	CHRISTIE DESIGN CORPORATION
RECOTON INTERNATIONAL HOLDINGS, INC.
RECOTON JAPAN, INC.
RECONE, INC.
RECOTON CANADA LTD.
INTERACT CANADA, LTD.
INTERACT INTERNATIONAL, INC.
INTERACT HOLDINGS, INC.
INTERACT TECHNOLOGIES, INC.

By: /s/ Arnold Kezsbom
Name: Arnold Kezsbom
Title: Vice President

LENDERS:	JPMORGAN CHASE BANK,
as Administrative Agent and a Lender

By: Roger Odell
Name: Roger Odell
Title: Managing Director

HARRIS TRUST AND SAVINGS BANK,
as a Lender

By: /s/ Betzaida Erdelyi
Name: Betzaida Erdelyi
Title: Vice President

HSBC BANK U.S.A. (formerly known as
MARINE MIDLAND BANK), as a Lender

By: /s/ Fernando A. Torres
Name: Fernando A. Torres
Title: Vice President

HARWOOD STREET PARTNERS I, L.P.,
as a Lender

By: /s/ Gary F. Thomason
Name: Gary F. Thomason
Title: Authorized Signatory

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, as a Lender

By: /s/ Michael E. Fitzgerald
Name: Michael E. Fitzgerald
Title: Vice President

JOHN HANCOCK LIFE INSURANCE
COMPANY, as a Lender

By: /s/ Marlene J. DeLeon
Name: Marlene J. DeLeon
Title: Managing Director

JOHN HANCOCK VARIABLE LIFE
INSURANCE COMPANY, as a Lender

By: /s/ Marlene J. DeLeon
Name: Marlene J. DeLeon
Title: Authorized Signatory

MELLON BANK, N.A., AS TRUSTEE FOR THE
LONG-TERM INVESTMENT TRUST, solely in
its capacity as Trustee and not in its individual
capacity (as directed by John Hancock Life
Insurance Company), as a Lender

By: /s/Bernadette Rist
Name: Bernadette Rist
Title: Authorized Signatory

MELLON BANK, N.A. AS TRUSTEE FOR BELL
ATLANTIC MASTER TRUST, solely in its
capacity as Trustee and not in its individual capacity
as directed by John Hancock Life Insurance
Company), as a Lender

By: /s/Bernadette Rist
Name: Bernadette Rist
Title: Authorized Signatory

THE NORTHERN TRUST COMPANY, AS
TRUSTEE OF THE LUCENT TECHNOLOGIES
INC. MASTER PENSION TRUST, as a Lender
BY: John Hancock Life Insurance Company, as
Investment Manager

By: /s/ Marlene J. DeLeon
Name: Marlene J. DeLeon
Title: Authorized Signatory

INVESTORS PARTNER LIFE INSURANCE
COMPANY, as a Lender

By: /s/ Marlene J. DeLeon
Name: Marlene J. DeLeon
Title: Authorized Signatory

SUNTRUST BANK, as a Lender

By: /s/Byron P. Kurtgis
Name: Byron P. Kurtgis
Title: Director